Exhibit 99.1

Kellogg Company News

For release:	July 30, 2009
Analyst Contacts:	Joel Wittenberg	(269) 961-9089
	Kim Stumm	(269) 961-3565
Media Contact:	Kris Charles	(269) 961-3799
Kellogg Delivers Strong Q2 2009; Raises Full-Year Guidance
     BATTLE CREEK, Mich. — Kellogg Company (NYSE: K) today reported second quarter 2009 financial results that include double-digit growth in net earnings and internal operating profit. The Company posted these better-than-expected results despite ongoing cost pressures and the challenging economic environment. Second quarter net earnings were $354 million, a 13% increase from last year’s second quarter net earnings of $312 million. Earnings per diluted share were $0.92 for the quarter, a year-over-year increase of 12% on a reported basis and 23% higher on a currency-neutral basis despite higher up-front costs.
     “We remain committed to delivering sustainable and dependable performance as we work through the current tough economic environment,” said David Mackay, Kellogg’s chief executive officer. “This focus continued to provide strong returns in the second quarter which were ahead of expectations. We now enter the second half of the year with increased confidence in our ability to deliver on our long-term targets, as well as the visibility and flexibility to increase our investments for future growth.”
     Kellogg Company is on track to deliver $1 billion in annualized savings from efficiency initiatives by year-end 2011. In addition, the Company announced that it plans to increase up-front cost investments for savings initiatives to approximately $0.26 per share for 2009 while increasing current 2009 earnings per share guidance.
     Second quarter reported net sales were $3.2 billion, representing a 3% decrease versus the second quarter of 2008. However, internal net sales growth, which excludes the effects of foreign currency translation and acquisitions, rose 3%, in line with the Company’s long-term annual growth targets. Kellogg North America posted second quarter net sales growth of 2% on a reported basis and 3% on an internal basis. Internal net sales growth for Kellogg North America was comprised of internal net sales growth delivery from North America Retail Cereal of 4%, North America Frozen and Specialty Channels of 5%, and North America Snacks of 3%. While second quarter top-line growth for North America Snacks was negatively impacted by the peanut-related recall, most of the previously affected products returned to the marketplace by quarter-end.

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     Kellogg International posted a second quarter net sales decline of 13% on a reported basis, however net sales grew 2% on an internal basis, which excludes the effects of currency translation and acquisitions. Internal net sales for Kellogg International was comprised of Latin America’s internal net sales growth of 8%, Asia Pacific’s growth of 3%, and Europe’s decline of 1% versus the second quarter of last year. Challenging negotiations with some European retailers in the first quarter, though now resolved, negatively impacted sales in that region for the second quarter.
     Operating profit for the second quarter of $553 million was a solid 4% increase on a reported basis, and a strong 14% increase on an internal basis. Total up-front costs for cost-reduction initiatives totaled approximately $0.07 per share, out-pacing 2008’s second quarter up-front costs of $0.04 per share. Second quarter 2009 gross margin of 43.5% represents a 30 basis points increase over last year’s second quarter on a reported basis.
     Second quarter earnings per share benefitted from favorability in below the line items such as other income and expense, interest expense and a lower effective tax rate.
     Kellogg Company continued to deliver strong cash flow, generating $535 million during the first half of 2009, including an unfavorable impact from foreign exchange. This cash flow, defined as cash from operating activities less capital expenditures, surpasses the 2008 first half cash flow of $510 million. For the full-year 2009, Kellogg continues to anticipate cash flow, as defined, of between $1.05 — $1.15 billion. “Our continuing strong performance in the weak economy demonstrates the resilience and effectiveness of our Sustainable Growth model, as well as the benefits of our financial discipline,” said Mackay.
Kellogg Raises Full-Year 2009 Guidance
     Supported by the strong first half performance, continuing momentum, and the acceleration of savings realization, Kellogg Company raised its full-year 2009 earnings per share guidance to the range of 8 — 10% on a currency-neutral basis, which excludes the effects of foreign currency translation. Based on current rates, the Company now expects a negative impact from foreign currency exchange of approximately 6% to reported earnings per share for the full year. Importantly, Kellogg’s guidance for the year includes a substantial increase in up-front charges for cost reduction initiatives to approximately $0.26 per share from the initial expectation of $0.14 per share.

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     Kellogg also raised full-year guidance for internal operating profit growth to the high end of its previously guided mid single-digit range. Management affirmed its internal net sales growth guidance of 3 — 4% for the year as well.
     CEO Mackay concluded, “With strong brands, solid business fundamentals and our focus on managing the business for the long term, Kellogg Company is well positioned in the marketplace to continue delivering sustainable and dependable performance.”
About Kellogg Company
     With 2008 sales of nearly $13 billion, Kellogg Company is the world’s leading producer of cereal and a leading producer of convenience foods, including cookies, crackers, toaster pastries, cereal bars, fruit-flavored snacks, frozen waffles, and veggie foods. The Company’s brands include Kellogg’s®, Keebler®, Pop-Tarts®, Eggo®, Cheez-It®, Nutri-Grain®, Rice Krispies®, BearNaked®, Morningstar Farms®, Famous Amos®, Special K®, All-Bran®, Frosted Mini-Wheats®, Club® and Kashi®. Kellogg products are manufactured in 19 countries and marketed in more than 180 countries around the world. For more information, visit Kellogg’s web site at http://www.kelloggcompany.com.
Forward-Looking Statements Disclosure
     This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “will deliver,” “anticipates,” “projects,” “estimates,” or words or phrases of similar meaning.
     The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business

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transitions; commodity and energy prices; labor costs; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.
     Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update them.

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Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year-to-date period ended
	July 4,	June 28,	July 4,	June 28,
(Results are unaudited)	2009	2008	2009	2008

Net sales	$3,229	$3,343	$6,398	$6,601

Cost of goods sold	1,825	1,899	3,692	3,793
Selling, general and administrative expense	851	914	1,624	1,733

Operating profit	553	530	1,082	1,075

Interest expense	67	77	134	159
Other income (expense), net	9	(8)	9	(19)

Income before income taxes	495	445	957	897
Income taxes	141	133	284	270
Earnings (loss) from joint ventures	(1)	—	(1)	—

Net income	$353	$312	$672	$627

Net income (loss) attributable to noncontrolling interests (a)	(1)	—	(3)	—

Net income attributable to Kellogg Company (a)	$354	$312	$675	$627

Per share amounts:
Basic	$.93	$.82	$1.77	$1.64
Diluted	$.92	$.82	$1.76	$1.63

Dividends per share	$.3400	$.3100	$.6800	$.6200

Average shares outstanding:
Basic	383	379	382	382

Diluted	383	382	383	386

Actual shares outstanding at period end			383	379

(a)	SFAS No. 160, “Noncontrolling interests in Consolidated Financial Statements” requires retrospective presentation of amounts related to partially-owned subsidiaries.
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Kellogg Company and Subsidiaries
SELECTED OPERATING SEGMENT DATA

	Quarter ended		Year-to-date period ended
(millions)	July 4,	June 28,	July 4,	June 28,
(Results are unaudited)	2009	2008	2009	2008

Net sales
North America	$2,176	$2,127	$4,387	$4,275
Europe	617	746	1,174	1,423
Latin America	258	283	488	536
Asia Pacific (a)	178	187	349	367

Consolidated	$3,229	$3,343	$6,398	$6,601

Segment operating profit
North America	$426	$380	$829	$783
Europe	104	122	199	234
Latin America	57	60	106	105
Asia Pacific (a)	21	22	46	53
Corporate	(55)	(54)	(98)	(100)

Consolidated	$553	$530	$1,082	$1,075

(a)	Includes Australia, Asia and South Africa.

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Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
	July 4,	June 28,
(unaudited)	2009	2008

Operating activities
Net income	$672	$627
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	189	182
Deferred income taxes	30	(3)
Other	(8)	71
Postretirement benefit plan contributions	(84)	(48)
Changes in operating assets and liabilities	(103)	(140)

Net cash provided by operating activities	696	689

Investing activities
Additions to properties	(161)	(179)
Acquisitions of businesses, net of cash acquired	—	(133)
Property disposals	1	10

Net cash used in investing activities	(160)	(302)

Financing activities
Net issuances (reductions) of notes payable	(882)	152
Issuances of long-term debt	745	756
Reductions of long-term debt	—	(465)
Issuances of common stock	18	61
Common stock repurchases	—	(650)
Cash dividends	(260)	(236)
Other	2	9

Net cash used in financing activities	(377)	(373)

Effect of exchange rate changes on cash	10	18

Increase in cash and cash equivalents	169	32
Cash and cash equivalents at beginning of period	255	524

Cash and cash equivalents at end of period	$424	$556

Supplemental Financial Data:

Cash Flow (operating cash flow less property additions) (a)	$535	$510

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.
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Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	July 4,	January 3,
	2009	2009
	(unaudited)	*

Current assets
Cash and cash equivalents	$424	$255
Accounts receivable, net	1,191	1,100
Inventories:
Raw materials and supplies	223	203
Finished goods and materials in process	610	694
Deferred income taxes	105	112
Other prepaid assets	162	157

Total current assets	2,715	2,521

Property, net of accumulated depreciation of $4,405 and $4,171	2,977	2,933
Goodwill	3,639	3,637
Other intangibles, net of accumulated amortization of $43 and $42	1,460	1,461
Pension	169	96
Other assets	302	298

Total assets	$11,262	$10,946

Current liabilities
Current maturities of long-term debt	$1	$1
Notes payable	508	1,387
Accounts payable	1,052	1,135
Accrued advertising and promotion	410	357
Accrued income taxes	—	51
Accrued salaries and wages	231	280
Other current liabilities	374	341

Total current liabilities	2,576	3,552

Long-term debt	4,808	4,068
Deferred income taxes	330	300
Pension liability	621	631
Other liabilities	955	940

Commitments and contingencies

Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	441	438
Retained earnings	5,246	4,836
Treasury stock, at cost	(1,755)	(1,790)
Accumulated other comprehensive income (loss)	(2,069)	(2,141)

Total Kellogg Company equity	1,968	1,448

Noncontrolling interests (a)	4	7

Total equity	1,972	1,455

Total liabilities and equity	$11,262	$10,946

*	Condensed from audited financial statements.

(a)	SFAS No. 160, “Noncontrolling interests in Consolidated Financial Statements” requires retrospective presentation of amounts related to partially-owned subsidiaries.
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Kellogg Company and Subsidiaries
     Analysis of net sales and operating profit performance
     Second quarter of 2009 versus 2008

	North		Latin	Asia Pacific		Consoli-
(dollars in millions)	America	Europe	America	(a)	Corporate	dated

2009 net sales	$2,176	$617	$258	$178	$—	$3,229

2008 net sales	$2,127	$746	$283	$187	$—	$3,343

% change — 2009 vs. 2008:
Volume (tonnage) (b)	.4%	-5.5%	3.7%	-.7%	—	-.5%
Pricing/mix	2.9%	4.1%	4.5%	3.6%	—	3.1%

Subtotal — internal business	3.3%	-1.4%	8.2%	2.9%	—	2.6%
Acquisitions (c)	.1%	—	—	5.6%	—	.4%
Foreign currency impact	-1.1%	-16.0%	-16.9%	-12.9%	—	-6.4%

Total change	2.3%	-17.4%	-8.7%	-4.4%	—	-3.4%

	North		Latin	Asia Pacific		Consoli-
(dollars in millions)	America	Europe	America	(a)	Corporate	dated

2009 operating profit	$426	$104	$57	$21	$(55)	$553

2008 operating profit	$380	$122	$60	$22	$(54)	$530

% change — 2009 vs. 2008:
Internal business	13.9%	3.5%	12.3%	35.9%	-1.0%	13.5%
Acquisitions (c)	-.1%	—	—	-19.6%	—	-.9%
Foreign currency impact	-1.5%	-18.7%	-17.8%	-20.2%	—	-8.2%

Total change	12.3%	-15.2%	-5.5%	-3.9%	-1.0%	4.4%

(a)	Includes Australia, Asia, and South Africa.

(b)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.

(c)	Impact of results for the quarterly period ended July 4, 2009 from the acquisitions of Navigable Foods, Specialty Cereal and certain assets and liabilities of IndyBake.
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Kellogg Company and Subsidiaries
     Analysis of net sales and operating profit performance

     Year-to-date 2009 versus 2008

	North		Latin	Asia Pacific		Consoli-
(dollars in millions)	America	Europe	America	(a)	Corporate	dated

2009 net sales	$4,387	$1,174	$488	$349	$—	$6,398

2008 net sales	$4,275	$1,423	$536	$367	$—	$6,601

% change — 2009 vs. 2008:
Volume (tonnage) (b)	-.8%	-4.7%	1.9%	4.2%	—	-1.1%
Pricing/mix	4.5%	4.6%	6.4%	2.5%	—	4.5%

Subtotal — internal business	3.7%	-.1%	8.3%	6.7%	—	3.4%
Acquisitions (c)	.1%	.5%	—	6.4%	—	.5%
Foreign currency impact	-1.2%	-17.9%	-17.2%	-18.0%	—	-7.0%

Total change	2.6%	-17.5%	-8.9%	-4.9%	—	-3.1%

	North		Latin	Asia Pacific		Consoli-
(dollars in millions)	America	Europe	America	(a)	Corporate	dated

2009 operating profit	$829	$199	$106	$46	$(98)	$1,082

2008 operating profit	$783	$234	$105	$53	$(100)	$1,075

% change — 2009 vs. 2008:
Internal business	7.6%	6.0%	19.0%	24.3%	1.4%	10.0%
Acquisitions (c)	-.1%	—	—	-12.9%	—	-.7%
Foreign currency impact	-1.6%	-20.9%	-18.0%	-23.9%	—	-8.6%

Total change	5.9%	-14.9%	1.0%	-12.5%	1.4%	.7%

(a)	Includes Australia, Asia, and South Africa.

(b)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.

(c)	Impact of results for the year-to-date period ended July 4, 2009 from the acquisitions of United Bakers, Navigable Foods, Specialty Cereal and certain assets and liabilities of IndyBake.
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Kellogg Company and Subsidiaries
Up-front Costs (a)
$ millions

	Quarter ended July 4, 2009			Year-to-date period ended July 4, 2009
		Selling, general and			Selling, general and
	Cost of goods	administrative		Cost of goods	administrative
	sold	expense	Total	sold	expense	Total

2009
North America	$18	$11	$29	$34	$11	$45
Europe	9	—	9	10	—	10
Latin America	1	—	1	2	—	2
Asia Pacific	1	—	1	1	—	1
Corporate	—	—	—	—	—	—

Total	$29	$11	$40	$47	$11	$58

	Quarter ended June 28, 2008			Year-to-date period ended June 28, 2008
		Selling, general and			Selling, general and
	Cost of goods	administrative		Cost of goods	administrative
	sold	expense	Total	sold	expense	Total

2008
North America	$—	$1	$1	$—	$2	$2
Europe	4	—	4	13	—	13
Latin America	—	—	—	11	—	11
Asia Pacific	—	—	—	—	—	—
Corporate	—	17	17	—	17	17

Total	$4	$18	$22	$24	$19	$43

	Quarter ended June 28, 2008			Year-to-date period ended June 28, 2008
		Selling, general and			Selling, general and
	Cost of goods	administrative		Cost of goods	administrative
	sold	expense	Total	sold	expense	Total

2009 Variance – better(worse) than 2008
North America	$(18)	$(10)	$(28)	$(34)	$(9)	$(43)
Europe	(5)	—	(5)	3	—	3
Latin America	(1)	—	(1)	9	—	9
Asia Pacific	(1)	—	(1)	(1)	—	(1)
Corporate	—	17	17	—	17	17

Total	$(25)	$7	$(18)	$(23)	$8	$(15)

(a)	Up-front costs are charges incurred by the Company which will result in future cash savings and/or reduced depreciation.

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